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                                                      VORNADO OPERATING COMPANY
                                                          210 Route 4 East
                                                          Paramus, NJ 07652
CONTACTS: VORNADO OPERATING COMPANY
          JOSEPH MACNOW
          (201) 587-1000

          CRESCENT OPERATING, INC.
          JEFFREY STEVENS
          (817) 321-1601


FOR IMMEDIATE RELEASE - FEBRUARY 23, 2004
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     PARAMUS, NEW JERSEY...VORNADO OPERATING COMPANY (OTC BB: VOOC) and CRESCENT
OPERATING, INC. (OTC BB: COPIQ), which own 60% and 40%, respectively, of AmeriCold Logistics ("AmeriCold"), announced today that Alec Covington has resigned as President and CEO, effective March 31, 2004, to take an opportunity in an unrelated industry and become President and CEO of Tree of Life North America, the world's leading distributor of natural and specialty foods, and a member of the executive board of its European parent company.

     A search to identify a successor is under way. Mike O'Connell, who has been with AmeriCold for over ten years, has been promoted to be in charge of all operations and, until a successor is in place, will report to Anthony Cossentino, Chief Financial Officer.

     Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vornado Operating Company and Crescent Operating, Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks associated with financing commitments, general competitive factors and costs and uncertainties associated with AmeriCold Logistics.

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